UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2015

      Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33177 (State or Number) other jurisdiction Number)	22-1897375 (I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-D 3499 Route 9 North Freehold, New Jersey 07728 (Address of principal executive offices) (Zip Code)

                                (732) 577-9996

(Registrant’s telephone number, including area code)

                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2015 the Company announced that it has entered into an agreement to replace its existing $60 million unsecured revolving credit facility, which was set to mature in June 2016, with a new unsecured revolving credit facility (the “Facility”). The Facility is syndicated with three banks led by BMO Capital Markets (“BMO”), as sole lead arranger, sole book runner, and Bank of Montreal as administrative agent, and includes JPMorgan Chase Bank, N.A. and RBC Capital Markets as co-syndication agents.  The Facility provides for up to $130 million in available borrowings with a $70 million accordion feature, bringing the total potential availability up to $200 million, subject to certain conditions including obtaining commitments from additional lenders.  The Facility matures in August 2019 and has a one-year extension option, subject to certain conditions including payment of an extension fee.  Availability under the Facility, through December 31, 2016, is based on 70% of the value of the borrowing base properties, and is based on 60% of the value of the borrowing base properties thereafter.  The value of the borrowing base properties is determined by applying a 7.0% capitalization rate to the Net Operating Income (“NOI”) generated by the Company’s unencumbered, wholly owned industrial properties.

The Company may elect that interest under the borrowings be either charged based on BMO’s prime lending rate or charged based on the LIBOR rate.

If the Company elects to use BMO’s prime lending rate, borrowings under the Facility, up to the first 60% of the value of the borrowing base properties, will bear interest at BMO’s prime lending rate plus 40 basis points to 120 basis points depending on the Company’s leverage ratio. Borrowings under the Facility in excess of 60% of the value of the borrowing base properties will bear interest at BMO’s prime lending rate plus 115 basis points to 195 basis points, depending on the Company’s leverage ratio. Based on the Company’s current leverage ratio, borrowings under the Facility will bear interest at BMO’s prime lending rate plus 70 basis points for borrowings up to 60% of the value of the borrowing base properties and BMO’s prime lending rate plus 145 basis points for borrowings in excess of 60% of the value of the borrowing base properties.

If the Company elects to use the LIBOR rate, borrowings under the Facility, up to the first 60% of the value of the borrowing base properties, will bear interest at LIBOR plus 140 basis points to 220 basis points depending on the Company’s leverage ratio. Borrowings under the Facility in excess of 60% of the value of the borrowing base properties will bear interest at LIBOR plus 215 basis points to 295 basis points, depending on the Company’s leverage ratio.  Based on the Company’s current leverage ratio, borrowings under the Facility will bear interest at LIBOR plus 170 basis points for borrowings up to 60% of the value of the borrowing base properties and LIBOR plus 245 basis points for borrowings in excess of 60% of the value of the borrowing base properties.

The former $60 million facility was limited to 60% of the value of the borrowing base properties whose value was determined by applying a 7.5% capitalization rate to the NOI generated by the Company’s unencumbered properties.  The former facility bore interest at LIBOR plus 175 basis points to 250 basis points depending on the Company’s leverage ratio.  Based on the Company’s current leverage ratio, borrowings under the old facility bore interest at LIBOR plus 200 basis points.

The Company will pay a commitment fee on the average daily unadvanced portion of the total amount committed under the Facility at a rate of 0.25% per annum if average daily borrowings under the Facility are equal to or greater than 50% of the commitment then in effect, or 0.35% per annum if average daily borrowings under the Facility are less than 50% of the commitment then in effect, which fee will be payable quarterly based on outstanding borrowings and the unadvanced portion of the total amount committed under the Facility during the applicable quarter.

The Facility contains representations, as well as financial and other affirmative and negative covenants, usual and customary for this type of agreement.  During the term of the Facility, the Company must satisfy certain covenants including information reporting requirements, maintenance of REIT status, maximum leverage ratios, maximum unsecured leverage ratios, maximum secured indebtedness to total asset value, minimum NOI to total indebtedness ratios and maintenance of minimum net worth.

The Facility includes usual and customary events of default and remedies for facilities of this nature (with customary notice, grace and cure periods, as applicable), including, without limitation, nonpayment, breach of covenants, material inaccuracy of representations and warranties, cross-default to other major indebtedness, change of control and bankruptcy, and provides that if an event of default is continuing, payment of the principal amount of all borrowings and all other outstanding amounts payable under the Facility may be accelerated and/or the lenders' commitments may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy-related events of default, all borrowings and all other outstanding amounts under the Facility will automatically become immediately due and payable and the lenders' commitments will automatically terminate.

The description of the Facility is qualified by reference to the complete Credit Agreement, dated August 27, 2015, that is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

(10.1) Revolving Credit Agreement dated August 27, 2015

(99.1) Press Release dated August 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Date:	August 28, 2015	By: /s/ Kevin S. Miller
Kevin S. Miller, Chief Financial Officer, its principal
financial officer and principal accounting officer

Exhibit Index

Exhibit No. Description

(10.1) Revolving Credit Agreement dated August 27, 2015

(99.1) Press Release dated August 27, 2015